UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

NEXEO SOLUTIONS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, Suite 1000
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 297-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 6, 2014, Nexeo Solutions, LLC (“Solutions”), a wholly-owned subsidiary of Nexeo Solutions Holdings, LLC (“Holdings,” and together with Solutions, the “Company”) entered into an agreement (the “Composites Sales Agreement”) to sell its Composites line of business to Composites One LLC, a Rhode Island limited liability company.  Pursuant to the terms of the Composites Sales Agreement, Composites One LLC will purchase specific distribution assets of the Company’s Composites line of business for approximately $61,500,000, subject to an inventory target adjustment (collectively, the “Composites Transaction”).  In connection with the completion of the Composites Transaction, certain of the Company’s dedicated composites distribution employees will join Composites One LLC.

Closing of the Compositions Transaction is subject to certain customary conditions, and the Company anticipates that closing will occur on or about July 1, 2014.  However, there can be no assurance that all of the conditions to the closing of the Composites Transaction will be satisfied.

Item 7.01.             Regulation FD Disclosure

On June 9, 2014, the Company announced that Solutions entered into the Composites Sales Agreement.  A copy of the Company’s press release, dated June 9, 2014, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 to Form 8-K, the information contained in this current report, including Exhibit 99.1 hereto, is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section.  Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release dated June 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Legal Officer

Dated: June 10, 2014

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated June 9, 2014